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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) of Belden Inc. pertaining to the Belden UK Employee Share Ownership Plan of our report dated January 23, 2001, except for note 10 as to which the date is March 1, 2001, with respect to the consolidated financial statements of Belden Inc. included by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.




/s/Ernst & Young LLP
St. Louis, Missouri
December 13, 2001